UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2004

eFunds Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31951	39-1506286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Gainey Center II, Suite 300, 8501 North Scottsdale Road, Scottsdale, Arizona	85253
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 480-629-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement

Effective as of November 3, 2004, eFunds Corporation (the “Company”) has entered into a Retention Agreement with Paul F. Walsh related to his service as our Chairman and Chief Executive Officer, which replaces his Employment Agreement dated September 9, 2002. The initial term of the agreement began as of November 3, 2004 and expires on November 3, 2007, subject to additional one-year extensions unless either party gives the other six months advance notice that the term will not be extended. Under the agreement, Mr. Walsh receives a minimum salary of $575,000, subject to increase at the discretion of the Compensation Committee of the Company’s Board of Directors. Mr. Walsh is also eligible to receive annual cash bonuses based on the Company’s financial performance with a minimum target bonus opportunity equal to 100% of his base salary. Mr. Walsh is also entitled to participate in the Company’s equity award, retirement and savings, welfare benefit, expense reimbursement, fringe benefit and vacation plans and policies.

On the effective date of Retention Agreement, the Company awarded Mr. Walsh restricted stock units convertible into 52,576 shares of the Company’s stock that vest 50% on the fifth anniversary of the grant date and an additional 12-1/2% on each of the sixth through ninth anniversaries of the grant date, provided that Mr. Walsh is employed by the Company on each vesting date. In addition, the vesting of the restricted stock units will accelerate if Mr. Walsh’s employment is terminated by the Company without cause or if he resigns for good reason after a “business combination,” as defined in Mr. Walsh’s Change in Control Agreement, described below. The stock subject to the restricted stock units, to the extent vested, will be distributed to Mr. Walsh six months after the date of his retirement or other termination of employment.

On the effective date of Retention Agreement, the Company amended Mr. Walsh’s stock option dated February 19, 2004 for 177,000 shares of the Company’s stock to provide that the vesting of the option will also accelerate if Mr. Walsh becomes entitled to receive a termination payment under the Retention Agreement or upon the expiration of the employment term under the Retention Agreement and to provide that in such events, as well as in the event of Mr. Walsh’s death, disability or approved retirement, the option will remain exercisable until the earlier of the second anniversary of the termination date and the expiration date of the option.

If the Company terminates Mr. Walsh’s employment other than for “cause” prior to the scheduled expiration of Mr. Walsh’s Retention Agreement, or if Mr. Walsh terminates his employment for “good reason” (each as defined in the agreement), or if the Company elects not to extend the term of the agreement, then:

•	Mr. Walsh is entitled to a lump-sum payment equal to the sum of any unpaid base salary, bonus and vacation pay accrued through the date of termination;

•	Subject to Mr. Walsh’s execution of a release, the Company will pay to Mr. Walsh in equal installments over the twenty-four months following the date of termination, an amount equal to two times Mr. Walsh’s base salary in effect on the termination date plus two times his target annual bonus for the Company’s fiscal year in which the termination date occurs;

•	Except with respect to the restricted stock right award described above, subject to Mr. Walsh’s execution of a release, all of Mr. Walsh’s unvested options and other unvested equity based awards that are granted after the effective date of his Retention Agreement and that are scheduled to vest on or before the second anniversary of his termination date will vest on the termination date, and any options that are granted to Mr. Walsh after the effective date of his Retention Agreement which are vested on the termination date will remain exercisable until the earlier of the second anniversary of the termination date and the expiration date of such options; and

•	Subject to Mr. Walsh’s execution of a release, the Company will provide Mr. Walsh and his dependents with group healthcare benefits under the Company’s group healthcare plans for twenty-four months after the termination date or until Mr. Walsh becomes eligible to participate in group healthcare plans of any successor employer, if earlier.

If the Company terminates Mr. Walsh’s employment for “cause” or if Mr. Walsh resigns without “good reason,” or if Mr. Walsh elects not to extend the term of the Retention Agreement, then Mr. Walsh will be entitled to a payment equal to the sum of any unpaid base salary, bonus and vacation pay accrued through the date of termination. In addition, all unvested options and any other unvested equity based awards held by Mr. Walsh will be forfeited on the termination date, and any options held by Mr. Walsh that are vested on the termination date may be exercised until the earlier of ninety days after the termination date and the expiration date of such options.

In the event Mr. Walsh’s employment is terminated following a “business combination” of the Company, the post-termination provisions of his Change in Control Agreement (described below), instead of his Retention Agreement, would govern the payments to be made to him.

Mr. Walsh’s Retention Agreement also provides that if any payment or benefit received or to be received by Mr. Walsh would be subject to the federal excise tax on “excess parachute payments,” the Company will pay Mr. Walsh such additional amounts as may be necessary so that he realizes, after the payment of the excise tax and any income tax or excise tax on that additional amount, the amount of such compensation.

Mr. Walsh’s Retention Agreement also provides for confidentiality, non-solicitation and non-competition covenants.

Change in Control Agreements

Effective as of November 3, 2004, the Company amended and restated Mr. Walsh’s Change in Control Agreement pursuant to which Mr. Walsh agrees to remain in the Company’s employ, and the Company agreed to continue to employ him, until the third anniversary following any “business combination” involving the Company. During that three-year period, Mr. Walsh would be entitled to maintain his position, authority, duties and responsibilities at least commensurate with the most significant of those held by him during the 180 day period prior to the effective date of the business combination. Mr. Walsh’s base salary may not be reduced below that earned by him during the twelve month period preceding the effective date of the business combination. Mr. Walsh would also be entitled to receive annual bonus payments, stock option grants and other benefits during the three year period on the same objective basis as other peer executives.

If, during the three year employment period, the Company terminates Mr. Walsh’s employment other than for “cause” or “disability” or if he terminates his for “good reason” (all as defined in the agreement), Mr. Walsh would be entitled to a lump sum payment equal to the sum of any unpaid base salary, accrued vacation pay and any unpaid portions of incentive awards earned by him prior to the date of termination. In addition, he would be entitled to receive a lump sum payment equal to three times the sum of his annual base salary, the greater of his average incentive award in the two years prior to the business combination or target incentive award, and the amount that the Company would have contributed to the retirement plans in which he participated prior to his termination in respect of such amount. Mr. Walsh is also entitled to the continuation of his medical, disability, life and other health insurance benefits for up to a three year period after a qualifying termination and to certain out-placement services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation (Registrant)

Date: November 5, 2004	/s/ Paul F. Walsh

Chief Executive Officer (Principal Executive Officer)

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